Exhibit 99.1

For Immediate Release

Ameris Bancorp and Fidelity Southern Corporation Announce Merger Agreement

Moultrie, GA and Atlanta, GA, December 17, 2018 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (“Ameris”), the parent company of Ameris Bank, and Fidelity Southern Corporation (Nasdaq: LION) (“Fidelity”), the parent company of Fidelity Bank, jointly announced today the signing of a definitive merger agreement pursuant to which Fidelity will merge with and into Ameris in an all-stock transaction.  Based on September 30, 2018 results, and excluding purchase accounting adjustments, the combined company will have approximately $16.2 billion in assets and a branching network across four states.  Pro forma for the merger, 72 branches and $4.7 billion of deposits are located in the Atlanta MSA; 26 branches and approximately $1.8 billion of deposits are located in the Jacksonville MSA.

Upon completion of the merger, James B. Miller, Jr., Chairman and Chief Executive Officer of Fidelity, will become Executive Chairman of Ameris and Ameris Bank and H. Palmer Proctor, Jr., President of Fidelity and Chief Executive Officer of Fidelity Bank, will become President of Ameris and Chief Executive Officer of Ameris Bank.  Dennis J. Zember Jr. and Lawton E. Bassett, III will remain Chief Executive Officer of Ameris and President of Ameris Bank, respectively.  Nicole S. Stokes will continue as Chief Financial Officer of both Ameris and Ameris Bank.

Five Fidelity directors, including Messrs. Miller and Proctor, will join the Ameris board, which will be increased in size to 14 members upon completion of the merger.

“We have known Jim and Palmer for many years and have admired the exceptional community bank they have built.  Fidelity Bank is the crown jewel of Atlanta and we couldn’t be more excited to partner with such a fine institution,” commented Dennis J. Zember Jr., Chief Executive Officer of Ameris.  “This partnership not only strengthens our management team, but also creates a dynamic franchise with the opportunity for quality growth for the foreseeable future.”

“We are truly excited to be partnering with Ameris , ” noted James B. Miller, Jr., Chairman and Chief Executive Officer of Fidelity. “We have built a relationship with Ameris over the years and now is the time to combine our respective franchises to create a leading Southeastern bank holding company operating in a number of the best banking markets in the country. I am convinced that this merger will result in benefits to the shareholders, customers and employees of both companies that would have likely taken years to accomplish independently.”

H. Palmer Proctor Jr., President of Fidelity added, “The combination of Ameris and Fidelity joins two franchises that are very similar in culture, complementary in terms of our lines of business and well positioned competitively, resulting in a $16 billion asset bank second to none in terms of management strength and financial resources.” Proctor further stated, “Dennis and I have a common vision as to the future of banking and I am excited for the opportunity for us to leverage the extremely talented and experienced Ameris and Fidelity bankers to build the premier full service regional bank operating throughout Florida, Georgia, Alabama and the Carolinas. I truly believe that this merger is a win-win for both companies’ shareholders, customers and employees, as well as the communities we serve.”

Under the terms of the definitive merger agreement, each share of Fidelity common stock, including restricted shares, will be converted into the right to receive 0.80 shares of Ameris common stock.  Outstanding options to purchase shares of Fidelity common stock will be converted into options to purchase shares of Ameris common stock, with the exercise price and number of shares underlying each option adjusted to reflect the exchange ratio of 0.80.  The transaction is valued at $ 27.22 per share, or approximately $ 750.7 million in the aggregate, based on Ameris’s closing stock price of $ 34.02 as of December 14, 2018.

The merger agreement has been unanimously approved by the board of directors of each company.  The transaction is expected to close in the second quarter of 2019 and is subject to customary closing conditions, including the receipt of regulatory approvals and the approval of the Ameris and Fidelity shareholders.

A presentation with additional information regarding the transaction will be available on the Investor Relations page of http://www.AmerisBank.com.

Stephens Inc. served as financial advisor and Rogers & Hardin LLP provided legal counsel to Ameris.  Sandler O’Neill + Partners, L.P. served as financial advisor and Wachtell, Lipton, Rosen & Katz provided legal counsel to Fidelity.  FIG Partners, LLC, in addition to Sandler O’Neill,  provided a fairness opinion to Fidelity.

Conference Call Information

Ameris will host a teleconference at 11:00 a.m. Eastern time today (December 17, 2018) to discuss the transaction and answer appropriate questions.  The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants).  The conference ID name is Ameris Bancorp ABCB .   A replay of the call will be available one hour after the end of the conference call until December 31, 2018. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10127159.  The conference call replay and the information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.AmerisBank.com.

Cautionary Statements Regarding Forward-Looking Information

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals, and including statements about the benefits of the proposed merger between Ameris and Fidelity.  Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements.  The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance.  Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following:  the parties’ ability to consummate the proposed merger or satisfy the conditions to the completion of the proposed merger, including, without limitation, the receipt of required shareholder and regulatory approvals, on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed merger; the businesses of Ameris and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; dilution caused by Ameris’s issuance of additional shares of its common stock in connection with the proposed merger; general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; and success and timing of other business strategies.  For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to Ameris’s and Fidelity’s filings with the Securities and Exchange Commission, including Ameris’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and Fidelity’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements speak only as of the date they are made, and neither Ameris nor Fidelity undertakes any obligation to update or revise forward-looking statements.

Additional Information and Where to Find It

Ameris intends to file a registration statement on Form S-4 with the Securities and Exchange Commission to register the shares of Ameris common stock that will be issued to Fidelity’s shareholders in connection with the proposed merger transaction.  The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission on its website at http://www.sec.gov.  Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Ameris on its website at http://www.AmerisBank.com and by Fidelity on its website at www.FidelitySouthern.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Before making any voting or investment decision, investors and security holders of Ameris and Fidelity are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed merger transaction.  Free copies of these documents may be obtained as described above.

Participants in the Merger Solicitation

Ameris and Fidelity, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from Ameris’s shareholders and Fidelity’s shareholders in respect of the proposed merger transaction.  Information regarding the directors and executive officers of Ameris and Fidelity and other persons who may be deemed participants in the solicitation of Ameris’s shareholders and Fidelity’s shareholders will be included in the joint proxy statement/prospectus for Ameris’s meeting of shareholders and Fidelity’s meeting of shareholders, which will be filed by Ameris with the Securities and Exchange Commission.  Information about Ameris’s directors and executive officers and their ownership of Ameris common stock can also be found in Ameris’s definitive proxy statement in connection with its 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 2, 2018, and other documents subsequently filed by Ameris with the Securities and Exchange Commission.  Information about Fidelity’s directors and executive officers and their ownership of Fidelity common stock can also be found in Fidelity’s definitive proxy statement in connection with its 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 3, 2018, and other documents subsequently filed by Fidelity with the Securities and Exchange Commission.  Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the Securities and Exchange Commission when they become available.

Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia and the parent of Ameris Bank, a Georgia state-chartered bank.  Ameris Bank currently has 129 locations in Georgia, Alabama, northern Florida and South Carolina.

Fidelity Southern Corporation

Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia.  Indirect auto loans are provided in Georgia and Florida and mortgage loans are provided throughout the South, while SBA loans are originated nationwide.  For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.